EXHIBIT 10.21

                                    Protocol

Juelich, Germany                                           September, 12th, 2000

Present:
         From the side of ATI Inc.:
               Peter Goerke, vise-president
         From the side of Forschungszentrum Jeulich Institut fuer
Sicherheitsofrschung und reaktortechnik (FZJ-1SR):
               Prof. Reinhard Odoj, director of ISR;
         From the side of Research Institute of Physics and Engineering at Krasnoyarsk State University - NIFTI, Krasnoyarsk, Russia:
               Prof. Vladimir Kirko, director of the institute;
               Dr. Juri Vassiliev, head of the laboratory;
               Mr. Anton Ovtchinnikov, head of marketing department

The parties have discussed the activities and found common interest in the following:

1. Parties intend to establish a joint scientific research laboratory on Nuclear Waste Management as a part of NIFTI. Krasnoyarsk territory, Russia, amined to perform fundamental research and development, preparing new designes and prototyping; preparing qualified specialists.

2. NIFTI takes the responsibility to create a plan of joint research for coming 2-3 years within 60 days upon the date of signing the protocol.

3. NIFTI is responsible to agree the plan with JZJ-ISr, ATI and other interested parties.

4. By the end of the year 2000, the all mentioned parties agree to make the best efforst for funding the development and further operation of the laboratory for a long-term period.

5.       FZJ-ISR agrees to become a scientific supervisor of the laboratory.

6. FZJ-ISR is ready to accept students, postgraduates, PhD students orm Krasnoyarsk, on the NIFTI recommendation, based on pre discussed program and the topic of Magistorial (other) dissertation (providing good notes of the student and financiering available) and is ready for bilateral research and for exchange scientists (specialists), aimed to perform common research and consulting.


         From JZJ-ISR         /s/ Reinhard Odoj        Prof. Reinhard Odoj

         From NIFTI           /s/ Vladimir Kirko       Prof. Vladimir Kirko

         From ATI Inc.        /s/ Peter Goerke         Peter Goerke